                     Amendment of Tax Allocation Agreement
                                     Between
                                   MAXXAM Inc.
                                       and
                           MAXXAM Group Holdings Inc.

         WHEREAS, MAXXAM Inc. ("MAXXAM") and MAXXAM Group Holdings Inc. ("MGHI")
executed a tax allocation agreement as of December 23, 1996 covering all taxable years during which MGHI is included in MAXXAM's Federal consolidated income tax returns (the "MGHI Tax Allocation Agreement"); and

         WHEREAS, MGHI is currently a member of the affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the
"Code"), of which MAXXAM is the common parent corporation (the "Group"); and

         WHEREAS, pursuant to an Amendment of Tax Allocation Agreement dated as of December 31, 2001, MAXXAM and The Pacific Lumber Company, a wholly owned indirect subsidiary of MAXXAM, amended a tax allocation agreement dated as of
March 23, 1993 (the "Amended PL Tax Allocation Agreement"); and

         WHEREAS, pursuant to an Amendment of Tax Allocation Agreement dated as of December 31, 2001, MAXXAM and MGI, a wholly owned indirect subsidiary of
MAXXAM, amended a tax allocation agreement dated as of August 4, 1993 (the
"Amended MGI Tax Allocation Agreement"); and

         WHEREAS, MAXXAM and MGHI desire to amend the MGHI Tax Allocation
Agreement in a manner similar to the Amended PL Tax Allocation Agreement and the
Amended MGI Tax Allocation Agreement as contemplated herein.

         NOW, THEREFORE, MAXXAM and MGHI hereby agree to the following amendments to the MGHI Tax Allocation Agreement effective for periods beginning after February 28, 1999:

1.   The first sentence of Section 4(a) of the MGHI Tax Allocation Agreement is
     replaced with, and superseded by, the following language:

              For purposes of making the computations described herein, MGHI and all lower (with respect to MGHI) tier entities, including
              newly-formed Restricted Subsidiaries, in which MGHI has direct or indirect ownership (individually and collectively referred to as
              "MGHI Subgroup Subsidiary" or "MGHI Subgroup Subsidiaries") shall be treated as an affiliated group of corporations (the "MGHI
              Subgroup"), the common parent of which is MGHI, provided, however, that the MGHI Subgroup shall only include any MGHI Subgroup
              Subsidiary to the extent that such MGHI Subgroup Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to the MGHI Subgroup.

2.   Section 4(e) is replaced with, and superseded by, the following language:

              For purposes of Section 4(c) of this Agreement, net operating losses available to the MGI Subgroup under the Revised MGI
              Agreement, as further revised by amendment as of December 31, 2001
              (the "Amended MGI Agreement"), shall be available to offset income of the MGHI Subgroup in the same manner as under the Amended MGI
              Agreement. For the avoidance of doubt, net operating losses of
              MGHI Subgroup Members are available to offset Salmon Creek
              Corporation's 1999 taxable income recognized on the sale of its
              Headwaters timberlands.

         IN WITNESS WHEREOF, MAXXAM and MGHI have executed this Amendment of Tax
Allocation Agreement by duly authorized officers thereof as of December 31,
2001.

                                     MAXXAM Inc.

                                     By: /s/ Paul N. Schwartz

                                     Title: President

                                     MAXXAM Group Holdings Inc.

                                     By:  /s/ Elizabeth D. Brumley

                                     Title:  Controller